Exhibit 10.59

AGREEMENT OF TERMINATION, COMPROMISE, SETTLEMENT
AND MUTUAL RELEASE OF CLAIMS

This AGREEMENT OF TERMINATION, COMPROMISE, SETTLEMENT, AND MUTUAL RELEASE OF CLAIMS (this "Agreement") is entered by CANNASYS INC., a Nevada corporation ("CannaSys") and NATIONAL CONCESSIONS GROUP, INC., ("Sublicensee"). CannaSys and Sublicensee each may be referred to as a "Party" and collectively as the "Parties." This Agreement is effective on the "Effective Date" as defined below.

Recitals

A. CannaSys and Loyl.Me, LLC ("Licensor") are parties to that certain License Agreement effective February 9, 2015 (as amended, the "License") under which Licensor licensed its automated marketing cloud and customer relationship management platform technology to Licensee (the "Technology") to CannaSys. The License granted CannaSys and its sublicensees the right to create Derivative Work based on the Technology (as defined in the License).

B. CannaSys sublicensed the Technology and its Derivative Work to Sublicensee under that certain Technology Services Agreement dated December 20, 2015 (together with the End User License Agreement, Statement of Work, and Consulting Agreement executed in connection with the Technology Services Agreement, the "Sublicense Agreements").

C. The Parties, without admitting liability, wish to enter into this Agreement to terminate the Sublicense Agreements and resolve, compromise, settle, and dispose of and any and all disputes and claims that exist or may exist among them.

D. Capitalized terms used and not otherwise defined in this Agreement, shall have the meanings given them in the License and Sublicense Agreements, as applicable.

Agreement

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Termination; Effective Date. The Parties hereby agree that as of the Effective Date the License shall terminate, and thereafter, shall have no further force or effect. The Parties will not be liable for any ongoing obligations under the License except as expressly set forth in this Agreement. The Effective Date of this Agreement shall be that date on which Licensee and Sublicensee execute this Agreement and Sublicensee delivers the payment of accrued expenses to CannaSys in accordance with the terms of section 2 below.

2. Payment of Expenses; Assignment of Amazon Server; Top Tier Invoices. In consideration of CannaSys releasing Sublicensee from all outstanding and future obligations under the Sublicense Agreements:

(a) Sublicensee shall pay CannaSys $7,500.00 for accrued expenses on or before 1:00 pm Mountain Time on September 30, 2016;

(b) On payment of the accrued expenses set forth in section 2(a), CannaSys shall cause the Amazon EC2 portal to be assigned to Licensor for the management of the virtual server; and

(c) CannaSys shall remain responsible for invoices # INV-0143 and INV-0128 from Top Tier Labs, Inc. relating to work performed under the Sublicense Agreements, copies of which are attached hereto as Exhibit A.

3. Mutual Release. Each Party, for itself and its successors, assigns, shareholders, officers, directors, employees, agents, members, managers, and other representatives hereby completely, unconditionally, and forever releases, acquits, and discharges each other Party, and its respective affiliated entities, current and former agents and employees, attorneys, officers, directors, managers, members, shareholders, insurers, successors, and assigns, of and from any and all actions, causes of action, claims, counterclaims, debts, demands, liabilities, losses, and damages that, in any manner, relate to or arise out of any and all agreements among the Parties and any and all transactions, incidents, communications, and other dealings among the Parties as of the Effective Date. The Parties expressly acknowledge that this Agreement is intended to release all claims, whether liquidated or unliquidated, known or unknown to the Parties at the time of their signatures on the Agreement, and that this Agreement will extinguish any and all such claims. Nothing contained in this section shall release the Parties from compliance with this Agreement or be construed as an admission of liability by any Party.

4. Attorneys' Fees and Costs. The mutual releases herein shall expressly include any and all claims for attorneys' fees, costs, and expenses relating to the negotiation and execution of this Agreement, and each Party shall bear its own attorneys' fees. If a Party is required to take any action to enforce this Agreement, the court shall award reasonable attorneys' fees and costs to the prevailing Party.

5. Nondisparagement. As a material condition of this Agreement, the Parties agree not to disparage, directly or indirectly, orally or in writing, the other Party or its respective agents, employees, affiliates, or any businesses or companies with which they are now or may become affiliated in the future.

6. No Assignment of Claims. Each Party represents and warrants to the other Party that it: (a) has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity any claims that it might have against any other Party; and (b) is the sole owner of all claims that it might have against any other Party and has full authority to release the claims and agree to all matters set forth in this Agreement.

7. Unknown Claims. The Parties acknowledge that they may have some claim, demand, or cause of action of which they are totally unaware and unsuspecting. It is the intention of the Parties in executing this Agreement that it will deprive them of any such claim and prevent them from asserting the same against any other Party. To this end, the Parties expressly waive any and all rights and benefits conferred upon them by any statute or at common law in any jurisdiction applicable hereto that would otherwise modify, limit, nullify, or prohibit the release granted hereby. The Parties covenant and agree to execute any further releases as may be required under any applicable statute or common law requirement in order to give full force and effect to this Agreement.

8. Complete Agreement; Modification; and Waiver. This Agreement constitutes the entire agreement among the Parties and supersedes all prior and contemporaneous agreements, representations, warranties, and understandings of the Parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all of the Parties. No waiver of any of the provisions of this Agreement shall be deemed or constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

9. No Third-Party Beneficiaries. This Agreement is made and entered into for the sole benefit of the Parties hereto. No other person or entity shall be a direct or indirect beneficiary of, or have any direct or indirect claim in connection with, this Agreement.

10. Authorization. Each natural person signing this Agreement for or on behalf of any entity that is a Party to this Agreement does, by his signature, warrant and represent to the other Party to this Agreement: (a) that he is duly authorized by said entity to undertake such action on its behalf; (b) that all corporate or other action necessary to be taken by such entity to provide the authorization and to approve and authorize such entity to enter into and to perform this Agreement has been taken; (c) that his signature is the valid and binding act of that entity; and (d) that such entity is not the subject of any contract, order, or other document that would restrict such entity's authority to lawfully enter into and to perform this Agreement, and such entity has full power and authority to do so. Each natural person signing this Agreement on his own behalf represents and warrants to the Parties that he has full power and authority to execute and to perform this Agreement and that he is not the subject of any contract, order, or other document that would restrict his authority to lawfully enter into and to perform this Agreement.

11. Covenant Not To Sue. Each Party covenants and agrees that it will not at any time, directly or indirectly, initiate, maintain, or prosecute, or in any way knowingly aid in the initiation, maintenance, or prosecution, of any claim, demands, or cause of action, at law, in equity, or otherwise, against the other Party or any of its respective officers, directors, employees, agents, successors, members, managers, or assigns for any claim, damage, loss, or injury of any kind arising out of or in any way connected with any transaction, agreement, occurrence, act, failure to act, statement, or omission respecting a release has been given herein. In furtherance of this covenant, each Party agrees that, except as may be required by an order of any court or governmental agency having jurisdiction, it will not make available to any third party any evidence, documents, or other information or materials in its possession or under its care, custody, or control, or in the possession, custody, or under the control of its counsel, which in any way relates to any transaction, agreement, occurrence, act, failure to act, statement, or omission, which is referred to or included within the scope of this release.

12. Independent Investigation. The Parties hereby declare, acknowledge, and agree that the terms of this Agreement have been read by them and discussed with their respective legal counsel, and that such terms are fully understood and voluntarily accepted for the purpose of making a full, final, and complete compromise, settlement, and adjustment of all transactions, agreements, arrangements, or courses of dealing. The Parties further acknowledge, declare, and agree that the facts and assumptions underlying this Agreement have been thoroughly investigated and reviewed by them and their respective counsel; that they are not relying upon any representations by any other Party hereto, but have entered into this Agreement based on their own independent investigation; and that this Agreement reflects the conclusion of such Party that this Agreement and the releases, waivers, and covenants contemplated herein are in the best interests of said Party.

13. No Admission of Liability. Neither this Agreement nor the negotiation, execution, or performance hereof shall be deemed to constitute an admission, directly or indirectly, by any Party of any liability or responsibility on account of, or respecting, any claims released herein, but this Agreement is entered into for the sole and exclusive purposes of resolving the disputes between the Parties, and each Party expressly denies any and all liability arising out of any of the claims, allegations, or demands whatsoever of the Party against the other.

14. Survival. The representations, warranties, covenants, and agreements of the respective Parties set forth herein shall survive the Effective Date.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state of Colorado, and the substantive laws of such state, excluding the principles of conflicts of laws, shall govern the validity, construction, enforcement, and interpretation of this Agreement, except insofar as federal laws shall have application.

16. Preparation of this Agreement and Construction of its Terms. The Parties agree that each of them has, personally or through their attorneys, participated in and contributed to the preparation of this Agreement. Each Party agrees that this Agreement shall be regarded and deemed as having been prepared jointly by the Parties. Any ambiguity or uncertainty existing herein shall not be interpreted or construed against any Party by virtue of who may have drafted such provision.

17. Further Actions. Each Party shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to consummate and to effect the transactions contemplated by this Agreement.

18. Miscellaneous Provisions.

(a) This Agreement shall be binding upon and shall inure to the benefit of the Parties and the Parties' respective heirs, legal representatives, successors, and assigns.

(b) This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same document. The Parties will accept facsimile and electronically generated signatures as original signatures.

IN WITNESS WHEREOF, the undersigned have entered into and executed on the dates set forth below.

CANNASYS, INC.

By: /s/ Michael A. Tew
Michael A. Tew, President
Date: September 28, 2016

NATIONAL CONCESSIONS GROUP, INC.

By: /s/ Jeremy Heidl
Jeremy Heidl, Chief Operating Officer
Date: September 27, 2016

EXHIBIT A
INV-0128 and INV-0143